                                                                   Exhibit 10.34

                              ALLONGE TO DEBENTURE

     THIS ALLONGE TO DEBENTURE dated as of February 11, 2003 amends the Subordinated Debenture dated May 26, 1999 made by Opinion Research Corporation, a Delaware corporation (hereinafter the "Company"), in favor of Allied Capital Corporation, a Maryland corporation (hereinafter, "Allied").

     WHEREAS, pursuant to the terms and conditions of that certain Investment Agreement dated May 26, 1999 between the Company, Allied and Allied Investment Corporation, as amended (the "Investment Agreement"), Allied has made an aggregate investment in the Company through the issuance of certain Subordinated Debenture in the original aggregate principal amount of Nine Million Five Hundred Thousand Dollars ($9,500,000) (the "Subordinated Debenture");

     WHEREAS, pursuant to the terms of the Fourth Amendment to Investment Agreement of even date herewith, the Company and Allied have agreed to amend the interest rate of the Subordinated Debenture by execution and delivery of this Allonge to Debenture.

     NOW THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, the undersigned agrees that the Subordinated Debenture be amended as follows:

     1. Section 2.1 of the Subordinated Debenture is hereby deleted in its entirety and replaced with the following:

          "2.1 Initial Interest Rates. Except as provided in Section 2.2, from May 26, 1999 until February , 2003, interest shall accrue hereunder at the fixed rate of twelve percent (12%) per annum (the "Initial Interest Rate") and shall be paid in arrears on a quarterly basis. From February , 2003 and thereafter until repayment of this Debenture in full, interest shall accrue hereunder at the fixed rate of twelve and one-half percent (12.5%) per annum (collectively with the Initial Interest Rate, the "Interest Rate") and shall be paid in arrears on a quarterly basis. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days."

     2. Any capitalized terms used herein and not defined herein shall have the meaning assigned to them in the Investment Agreement and the Subordinated Debenture, as the case may be.

     3. Except as specifically amended hereby, the Subordinated Debenture remains in full force and effect in accordance with their respective terms.

                    {Signature appears on the following page}

     IN WITNESS WHEREOF, the undersigned has executed this Allonge to the Debenture as of the date first written above.

                                        "COMPANY":

                                        OPINION RESEARCH CORPORATION
WITNESS/ATTEST:                         A Delaware corporation


By:                                     By: /s/ Kevin P. Croke
   --------------------------------        ------------------------------ (SEAL)
Name:                                   Name: Kevin P. Croke
     ------------------------------          ---------------------------
                                        Title: EVP & Director of Finance
                                              --------------------------

                                        2